Spring Creek Acquisition Corp.
10F, Room#1005, Fortune Int’l Building
No.17, North DaLiuShu Road
Hai Dian District, Beijing 100081
People’s Republic of China

_________________, 2007

Live ABC Interactive Co., Ltd. Beijing
[Address]
[Address]

Gentlemen:

This letter will confirm our agreement that commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) relating to the initial public offering of the securities of Spring Creek Acquisition Corp. (the “Company”) and continuing until the consummation by the Company of a business combination or the distribution of the trust account to the Company’s then public shareholders (as described in the Registration Statement), Live ABC Interactive Co., Ltd. Beijing (the “Firm”) shall make available to the Company certain general and administrative services, including the use of office space, utilities and secretarial support, as may be required by the Company from time to time, at [10F, Room#1005, Fortune Int’l Building, No.17, North DaLiuShu Road, Hai Dian District, Beijing 100081, People’s Republic of China] (or any successor location). In exchange therefor, the Company shall pay the Firm at the rate of $7,500 per month.

Very truly yours,

SPRING CREEK ACQUISITION CORP.

By:
Name: Title:

Agreed to and Accepted by: LIVE ABC INTERACTIVE CO., LTD. BEIJING

By:
Name: Title: